Exhibit 3.1

STATE OF NEVADA

ROSS MILLER Secretary of State SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings		Commercial Recordings Division 202 N. Carson Street Carson City, NV 89701-4069 Telephone (775) 684-5708 Fax (775) 684-7138

OFFICE OF THE SECRETARY OF STATE

CROWD 4 SEEDS, INC.	Job:C20140411-0175
April 14, 2014

Special Handling Instructions:

NF 1FSC EMAIL 4/14 CNS

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Articles of Incorporation	20140268193-96	4/11/2014 5:59:41 AM	1	$75.00	$75.00
Total					$75.00

Payments

Type	Description	Amount
Credit	057527|14041419378812	$75.00
Total		$75.00
	Credit Balance:	$0.00

Job Contents:
File Stamped Copy(s):	1
Corp Charter(s):	1
ILO-ALO Profit(s):	1

CROWD 4 SEEDS, INC.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of
Ross Miller
Secretary of State
State of Nevada

Document Number
20140268193-96
Filing Date and Time
04/11/2014 5:59 AM
Entity Number
E0196852014-6

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	CROWD 4 SEEDS, INC.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: INCORP SERVICES, INC. (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 50,000,000 Par value per share: $ 0.001 Number of shares without par value: 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) ITZHAK OSTASHINSKY (Name) 2360 CORPORATE CIRCLE SUITE 400 (Street Address) HENDERSON (City) NV (State) 89074-7722 (Zip Code) 2) (Name) Street Address / City / State / Zip Code
5. Purpose: (optional; required only if Benefit Corporation status selected)	The purpose of the corporation shall be: ANY LEGAL PURPOSE
6. Benefit Corporation: (see instructions)	[ ] Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Lior Ostashinsky, Esq. (Name) X [signature] (Incorporator Signature) 12 Hahit St. (Address) Hod Hasharon (City) Israel (State) 45352 (Zip Code)
8. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X [signature] on behalf of InCorp Services, Inc. 04/10/2014 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity / Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 1-5-13

ARTICLE IX

a.	The Corporation shall be authorized to issue the following shares:

Class	Number of Shares	Par Value

Common	45,000,000	$0.001

Preferred	5,000,000	$0.001

b.	The designation and the powers, preferences and rights and the qualifications and restrictions thereof are as follows:
1.	The preferred shares shall be issued from time to time, in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares from time to time adopted by the Board of Directors; and in such resolution or resolutions providing for the issue of shares of each particular series, the Board of Directors is expressly authorized to fix the annual rate or rates of dividends for the particular series; the dividend payments dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative; the redemption price or prices for the particular series; the voting power for the particular series, the rights if any, of holders of the shares of the particular series to convert the shares into shares of any other series, or class, or other securities of the Corporation, with any provisions for the subsequent adjustment of such conversion rights; and to classify or reclassify any unissued preferred shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.
2.	All the preferred shares of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all preferred shares shall be of equal rank, regardless of series, and shall be identical in all respects, except as to the particulars fixed by the Board as hereinabove provided or as fixed herein.
c.	No holder of any of the shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporations, which the Corporation proposes to issue, or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities, and obligations of the corporation, whether now or hereafter authorized or created may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such person, firms, corporations, and associations and for such lawful consideration and on such terms as the Board of Directors in its discretion may determine, without first offering the same or any thereof, to any said holder.

d.	The capital stock of this Corporation shall be nonassessable and shall not be subject to assessment to pay the debts of the Corporation. Shares are issued without cumulative voting rights and without any preemptive rights.

ARTICLE X

GOVERNING BOARD

Members of the governing board shall be known and styled as “Directors” and the number thereof shall be one (1) and may be increased or decreased from time to time pursuant to the By-Laws.

The officers of the Corporation shall be a president, secretary and treasurer. The Corporation may have such additional officers as may be determined form time to time in accordance with the By-Laws. The officers shall have the powers, perform the duties, and be appointed as may be determined in accordance with the By-Laws and the laws of the State of Nevada. Any person may hold two (2) or more offices in said Corporation.

ARTICLE XI

INDEMNIFICATION

No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages to/ breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividend in violation of Section 78.300 of the Nevada Revised Statute. Any repeal or modification of an article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE XII

ACQUISITION OF CONTROLLING INTEREST

The Corporation elects not to be governed by the terms and provisions of Section 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute or provision. No amendment to these articles of incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person or any transaction with an interested stockholder occurring prior to such amendment or repeal.

 ARTICLE XIII

COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation elects not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute or provision.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **CROWD 4 SEEDS, INC.**, did on April 11, 2014, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on April 14, 2014.

ROSS MILLER
Secretary of State

Certified By: G Ramos
Certificate Number: C20140411-0175
You may verify this certificate online at **http://www.nvsos.gov/**